FORM N-SAR
Exhibits 77M

MAINSTAY FUNDS TRUST
811-22321
For Period Ended 10/31/2017


Explanatory Note Regarding Fund Mergers


Effective May 8, 2017, MainStay ICAP Equity Fund and
MainStay ICAP Select Equity Fund, both series of
MainStay Funds Trust, merged into MainStay Epoch U.S.
Equity Yield Fund, also a series of MainStay Funds Trust.

These mergers were approved by shareholders on April 21, 2017.